Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 2 to Form F-3 (No. 333-104121) and in the Registration Statements on Form S-8 (Nos. 333-13022, 333-88966 and 333-100388) of GlaxoSmithKline plc of our report dated 27 February 2008, relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, England
29 February 2008